Exhibit 10.12

SETTLEMENT AGREEMENT

THIS AGREEMENT dated the 10th day of September 2007.

BETWEEN:

DATAJUNGLE LTD, a corporation incorporated under the laws of Canada (hereinafter referred to as "DataJungle")

– and –

DATAJUNGLE SOFTWARE INC., a corporation incorporated under the laws of the State of Nevada, in the United States of America (hereinafter referred to as "DataJungle Software")

– and –

DENES BARTAKOVICH, an individual residing in the City of Ottawa, in the Province of Ontario (hereinafter referred to as "Bartakovich")

WHEREAS:

A.

Bartakovich has asserted certain claims against DataJungle relating to the payment of wages, salary, bonuses, commissions, incentive compensation and other amounts allegedly owed to him by DataJungle up to and including June 30, 2007, and to the payment of vacation pay, overtime pay and other statutory entitlements allegedly owed to him by DataJungle up to and including December 31, 2006 (collectively the "Claims")

B.

DataJungle disputes the Claims;

C.

DataJungle and Bartakovich wish to resolve their differences regarding the Claims; and

D.

DataJungle Software is the parent company of DataJungle.

NOW THEREFORE in consideration of the mutual promises set forth in this Settlement Agreement (the "Agreement"), the parties agree as follows:

1.

Bartakovich does hereby irrevocably release, remise and forever discharge DataJungle and DataJungle Software from any action, claim or demand arising from or in any way related to the Claims, or any of them, and agrees that he shall as a condition of, and in conjunction with, this Agreement, execute the Release attached hereto as Schedule "A" with full force and effect from the date hereof.

2.

For greater certainty, Bartakovich acknowledges and agrees that:

(a)

the Claims are disputed by DataJungle;

(b)

the consideration referred to in paragraph 3 of this Agreement is good and sufficient to release DataJungle and DataJungle Software from any future liability with respect to the Claims; and

(c)

his sole right and entitlement against DataJungle and DataJungle Software from the date hereof, with respect to any of the matters addressed in this Agreement, shall be to the consideration referred to in paragraph 3 of the Agreement.

3.

In consideration of the Agreement by Bartakovich as aforesaid:

(a)

DataJungle shall pay Bartakovich the sum of Twenty-Two Thousand Five Hundred Canadian Dollars (CAD$22,500.00), less required statutory deductions, on or before the earlier of: (i) DataJungle or DataJungle Software obtaining new equity or debt financing with gross proceeds of $2 million or more; or (ii) December 31, 2007; and

(b)

DataJungle Software shall issue Bartakovich, or to an affiliate of Bartakovich at the direction of Bartakovich, a Common Stock Purchase Warrant (the "Warrant") duly authorized by the Board of Directors of DataJungle Software and substantially in the form attached hereto as Schedule "B", granting Bartakovich the right to purchase three hundred thousand (300,000) common shares of DataJungle Software on the terms and conditions set out in the Warrant and with an effective date as of the date of this Agreement.

4.

DataJungle and DataJungle Software hereby agrees to indemnify and save harmless Bartakovich from any tax liability incurred by Bartakovich directly and only as a result of the grant of the Warrant to Bartakovich by DataJungle Software, subject to reasonable substantiation and prompt notification of such tax liability by Bartakovich.  For greater certainty, DataJungle and DataJungle Software shall not be liable for, and DataJungle shall not indemnify Bartakovich for, any tax liability or consequence incurred by Bartakovich as a result of the exercise by Bartakovich of any right to purchase shares, or the disposition by Bartakovich of any shares, pursuant to the Warrant.

5.

Bartakovich hereby acknowledges and agrees that the consideration provided for herein, and the entering into of this Agreement, does not constitute any admission of liability by or on behalf of DataJungle or DataJungle Software, and that any such liability is expressly denied.

6.

The parties hereto acknowledge and represent that they have had an opportunity to seek independent legal advice with respect to the matters addressed in this Agreement, and that they fully understand the Agreement and the terms of settlement agreed to.  The parties have not been influenced by any representations or statements made by or on behalf of any other party, and hereby voluntarily accept all of the terms of this Agreement for the purpose of making full and final compromise, adjustment and settlement as aforesaid.

7.

The parties hereto understand and agree that this Agreement and any other documents or agreements incorporated by reference contain the entire agreement and understanding between the parties with respect to the matters addressed herein, and that the terms of this Agreement are contractual and not a mere recital.  This Agreement may only be amended by mutual agreement in writing signed by all of the parties hereto.

8.

This Agreement may be executed in counterpart, whereupon it shall have full force and effect.

9.

The Agreement is governed by the laws of the province of Ontario, and the parties hereby attorn to the jurisdiction of the Ontario Courts.

10.

The parties hereto agree that they shall keep the terms of this Agreement confidential, and that they shall not publicize or communicate the Agreement or the subject matter of this Agreement to any other person, except as required by law.

11.

In the event of Bartakovich’s death or disability, the payments and consideration as set forth in paragraph 3, to the extent not previously paid, shall be paid to Bartakovich’s estate or beneficiary under the terms provided thereunder.

DATED at the City of Ottawa, in the Province of Ontario, this 10th day of September, 2007.

DATAJUNGLE LTD.

Per:
David Morris President and CEO

DATAJUNGLE SOFTWARE INC.

Per:
David Morris President and CEO

DENES BARTAKOVICH

SCHEDULE "A"

RELEASE

IN CONSIDERATION of the terms of settlement provided for in the Settlement Agreement dated September 10th, 2007 to which this Release is attached as Schedule "A" (hereinafter the "Settlement Agreement"), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I, Denes Bartakovich, do for myself and my heirs, executors, administrators and assigns (collectively the “Releasors”), hereby release, remise and forever discharge DATAJUNGLE LTD. and DATAJUNGLE SOFTWARE INC., their subsidiaries, affiliates, predecessors, successors, parent companies and related companies, and all of their agents, officers, directors, shareholders, insurers, servants, employees and assigns, and each of them (collectively the “Releasees”), of and from any and all actions, claims and demands whatsoever that the Releasors ever had, now have or can, shall or may hereafter have by reason of or arising out of any and all matters relating to the payment of any wages, salary, bonuses, commissions, incentive compensation or other amounts owed to me by the Releasees for any period up to and including June 30, 2007, and the payment of any vacation pay, overtime pay or other statutory entitlements owed to me by the Releasees for any period up to and including December 31, 2006.

IT IS HEREBY ACKNOWLEDGED that, without in any way limiting the generality of the foregoing, I have received all amounts owing to me under the Ontario Employment Standards Act (the "Act"), up to and including the dates referred to above, including without limitation any amounts owed in respect of wages, salary, overtime pay, vacation pay and general holiday pay, and that I have no further claims against DATAJUNGLE LTD. or DATAJUNGLE SOFTWARE INC. under the Act for that period.

IT IS FURTHER ACKNOWLEDGED that the payment referred to herein does not constitute any admission of liability by or on behalf of the Releasees, and that any such liability is expressly denied.

IT IS ALSO ACKNOWLEDGED that I have had the opportunity to consult with independent legal counsel regarding the matters addressed in the Settlement Agreement prior to signing this Release, and that I hereby voluntarily accept the terms of this Release and the Settlement Agreement for the purpose of making full and final compromise, adjustment and settlement of any and all claims as aforesaid.

SIGNED, SEALED AND DELIVERED at the City of Ottawa, in the Province of Ontario, this 10th day of September 2007.

Witness (Signature)	Denes Bartakovich

Witness (Please Print Name)